Exhibit 99.1

CB Pharma Acquisition Corp. Announces Exercise of Portion of Over-Allotment

Option in Conjunction with Its IPO

BURLINGTON, MA, December 29, 2014 --CB Pharma Acquisition Corp. (Nasdaq: CNLMU) ("CB Pharma" or the "Company"), a Cayman Islands exempted company formed as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, announced in connection with the Company’s public offering of 4,000,000 Units, it has completed the sale of an additional 200,000 Units pursuant to the 45-day over-allotment option granted to the underwriters in its public offering to purchase up to an additional 600,000 units. The issuance of the additional 200,000 Units closed on December 24, 2014. The Company also consummated a simultaneous private placement of an additional 1,000 Private Placement Units to EarlyBirdCapital, Inc.

The 4,200,000 Units sold in the public offering, including the 200,000 Units sold pursuant to the over-allotment option, were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $42,000,000. Of the gross proceeds of the public offering and simultaneous private placements, $42,845,000 (or approximately $10.20 per share sold in the public offering) was placed in trust.

EarlyBirdCapital, Inc. acted as the sole book-running manager for the offering. Aegis Capital Corp. and I-Bankers Securities acted as co-managers.

The initial public offering was made only by means of a prospectus. Copies of the prospectus may be obtained by contacting EarlyBirdCapital, Inc., Attention: Prospectus Department, 366 Madison Avenue, 8th Floor, New York, New York 10017, Attn: Aimee Bloch, (212) 661-0200.

A registration statement relating to CB Pharma’s securities had been filed with, and declared effective by, the Securities and Exchange Commission on December 12, 2014. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CB Pharma Acquisition Corp.

CB Pharma is a Cayman Islands exempted company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more businesses or entities. The Company's efforts to identify target businesses will not be limited to a particular industry or geographic region, though it intends to initially focus its search on businesses in North America, Europe, South America, and/or Asia operating in the specialty pharma and generic drug industries. This could include acquiring the rights to a drug approved by the United States Food and Drug Administration or other "branded" pharmaceutical products or a company holding such rights.

Forward-Looking Statements

This press release includes "forward-looking statements" that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect CB Pharma management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of CB Pharma's prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, CB Pharma disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Contact:

CB Pharma Acquisition Corp.

Lindsay A. Rosenwald, M.D.

Co-Chairman of the Board and Chief Executive Officer

781-652-4500